Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of Otter Tail Corporation, and the effectiveness of Otter Tail Corporation’s internal control over financial reporting dated March 3, 2014, appearing in the Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Minneapolis, MN
April 16, 2014